EMPLOYMENT AGREEMENT


                  This Agreement is to be effective, as of October 20, 1997, by and between OrthoLogic Corp., a Delaware corporation (the "Company"), and Thomas
R. Trotter ("Employee").

RECITALS:
---------

         A. The Company wishes to employ Employee, and Employee wishes to be employed by the Company.

         B. The parties wish to set forth in this Agreement the terms and conditions of such employment.

AGREEMENT:
----------

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in a managerial capacity and as a member of its Board of Directors (the "Board") and Employee accepts such employment and agrees to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Board. Employee's title shall be President/CEO of the Company, with general responsibility for Company operations. Employee will report to the Board. During the term of Employee's employment pursuant to this Agreement, the Company shall use its best efforts to maintain Employee as a member of the Board.

         2. Term. The term of this employment pursuant to this Agreement shall begin on the effective date, and shall terminate as provided herein.

         3. Compensation.

                  (a) Salary. The Company shall pay Employee a minimum base annual salary, before deducting all applicable withholdings, of $260,000 per year, payable at the times and in the manner dictated by the Company's standard payroll policies. The minimum base annual salary shall be reviewed annually, at the end of the Company's fiscal year, by the Compensation Committee of the Board.

                  (b) Bonus. Employee shall be eligible to participate in an incentive bonus program as developed and adopted, and as revised from time to time, by the Board. Such program shall be based upon the achievement of individual goals by Employee and upon Company performance. Initially, the program shall provide for a target bonus of 50% of Employee's base salary for achievement of a Board-approved plan. Any 1997 bonus will be based on the Company's audited financial statements for all of 1997, but will be prorated as to amount of payment to reflect the actual number of months Employee is employed during the year. Within 90 days of the effective date of this Agreement, the Board and Employee will begin meeting for the purpose of negotiating in good faith the targets and objectives, and a formula, to be used in the bonus program.

                  (c) Stock Options. The Company shall grant to Employee incentive options (the parties understand that only a portion of such options will qualify as incentive options for tax purposes), from the Company's 1987 Stock Option Plan, to purchase 350,000 shares of the Company's common stock, with an exercise price equal to the fair market value of the stock on the effective date of the grant, with such value determined as specified in the Company's 1987 Stock Option Plan. So long as Employee is still employed by the Company at each such time of vesting, options to purchase 87,500 shares shall vest on the first anniversary of Employee's employment by the Company, and additional options to purchase 7,292 shares shall vest on November 30, 1998 and on the last day of each calendar month thereafter, until such shares are fully vested; provided that the 87,500 shares which would ordinarily vest at the end of the first year shall vest immediately upon a termination of Employee without cause, or upon the death of Employee, if such termination or death occurs during the second six months of Employee's employment by the Company.

                           On the first anniversary of Employee's  employment by
the Company, if Employee is still employed by the Company at such time, the Company shall grant to Employee additional incentive options, from the Company's 1997 Stock Option Plan, to purchase 100,000 shares of the Company's common stock, with an exercise price equal to the fair market value of the stock on such anniversary, with such value determined as specified in the Company's 1997 Stock Option Plan. So long as Employee is still employed by the Company at each such time of vesting, options to purchase 2,084 shares shall vest on November 30, 1998 and on the last day of each calendar month thereafter, until such shares are fully vested.

         4. Fringe Benefits. In addition to the options for shares of the Company's common stock granted to Employee as part of this Agreement and any other employee benefit plans (including without limitation pension, savings, medical, dental and disability plans) generally available to employees, Employee shall be eligible for the grant of additional options as determined from time to time by the Board of Directors based upon Employee's performance hereunder. The manner of implementation of such benefits with respect to such items as procedures and amounts are discretionary with the Company but shall be commensurate with Employee's executive capacity. The Company agrees to maintain term life insurance during the term of this Agreement in an amount equal to two times Employee's base salary, as it may be adjusted from time to time, with the beneficiary to be designated by Employee. During

Employee's employment, the Company will also provide Employee with an automobile expense allowance of $450 per month.

         5. Expenses.

                  (a) Reimbursement. In addition to the compensation and benefits provided above, the Company shall, upon receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses consistent with Company policies.

                  (b) Moving. Employee shall be reimbursed for (i) the direct relocation costs of moving his household effects, cars and family from Missouri to the Phoenix Metropolitan Area; (ii) the brokerage commission and closing costs related to the sale of his existing home in Missouri; (iii) closing costs related to his new home in the Phoenix Metropolitan Area; and (iv) $2,500 per month for a period of not to exceed three months to cover temporary living expenses in the Phoenix Metropolitan Area.

         6. Termination.

                  (a) For Cause. The Company may terminate Employee's employment for cause upon written notice to Employee stating the facts constituting such cause, provided that Employee shall have 30 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay Employee only the minimum base salary due him through the date of termination. The written notice shall state the cause for termination. Cause shall include gross or willful neglect of duty, willful failure to abide by instructions or policies from or set by the Board of Directors, or conviction of a felony or misdemeanor punishable by at least one year in prison, or pleading guilty or nolo contendere to same.

                  (b) Without Cause. The Company may terminate Employee's employment at any time, immediately and without cause, by giving written notice to Employee. If the Company terminates Employee without cause, it shall pay to Employee, in a lump sum, one year's minimum base salary, as in effect at the time of termination, less applicable withholdings. Additionally, if the termination occurs during the first year of Employee's employment by the Company, the Company shall pay, in a lump sum, a displacement fee equal to Employee's base salary for the number of months remaining between the date of termination and the first anniversary of Employee's employment by the Company. At the election of Employee, which must be expressed by written notice to the Board within 30 days after the occurrence of an event as described in this sentence, a termination without cause shall also be deemed to occur if Employee's duties or job title are changed materially, if Employee's salary is reduced below $260,000 per year or if Employee's service as a director of the Company is terminated as a result of actions by the Board or the stockholders of the Company.

                  (c) Disability. If during the term of this Agreement, Employee fails to perform his duties hereunder on account of illness or other incapacity for a period of 60 consecutive days, or for 90 days during any six-month period, the Company shall have the right to terminate this Agreement without further obligation hereunder except as otherwise provided in disability plans generally applicable to executive employees.

                  (d) Death. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives shall be entitled to receive the base salary due Employee through the last day of the calendar month in which his death shall have occurred and any other death benefits generally applicable to executive employees.

                  (e) Resignation. Employee may resign his employment by giving the Company written notice, which shall also include his resignations as an officer and as a director of the Company. In the event of such a resignation, the Company shall be obligated to pay Employee only the minimum base salary due him through the effective date of the resignation (any vested options will remain vested, and will expire as provided in the Company's Stock Option Plan and Employee's Letter of Grant).

         7. Confidential Information. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean any and all information or material proprietary to the Company or designated as Confidential Information by the Company and not generally known by non-the Company personnel, which Employee develops or of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to the Company's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing or manufacturing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned by or developed by the Company, including Confidential Information acquired by the Company from any of its affiliates. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

                  a. To furnish the Company on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, financing sources, clients, customers and other contacts gained while an employee of the Company in Employee's possession, whether or not in the possession or within the knowledge of the Company.

                  b.   That   all   notes,   memoranda,    electronic   storage,
documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to the Company, and Employee agrees to turn over all copies of such materials in Employee's control to the Company upon request or upon termination of Employee's employment with the Company.

                  c. That while employed by the Company and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for the Company.

                  d. That any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with the Company which relates directly or indirectly to the Company's current or planned lines of business and is made through the use of any of the Confidential Information of the Company or any of the Company's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for the Company, shall belong exclusively to the Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to the Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to the Company, without charge to the Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of the Company to obtain patents or copyrights or to otherwise protect or vest in the Company the entire right and title in and to the Confidential Information.

         8. Loyalty During Employment Term. Employee agrees that during the term of Employee's employment by the Company, Employee will devote substantially all of Employee's business time and effort to and give undivided loyalty to the Company, and will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or its affiliates, nor solicit, or in any other manner work for or assist any business which is competitive with the Company or its affiliates. During the term of Employee's employment by the Company, Employee will undertake no planning for or organization of any business activity competitive with the Company or its affiliates, and Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity. However, Employee shall be entitled to make a passive investment in a publicly traded stock of a competitor of the Company so long as he does not at any time own more than 5% of the total outstanding stock of such competitor.

         9. Non-competition; Non-solicitation. The parties acknowledge that Employee will acquire much knowledge and information concerning the business of the Company and its affiliates as the result of Employee's employment. The parties further acknowledge that the scope of business in which the Company is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Certain activities by Employee after this Agreement is terminated would severely injure the Company. Accordingly, until one year after Employee resigns pursuant to
Section 6(e) or Employee's employment is terminated with cause as contemplated by Section 6(a), Employee will not:

                  a. Engage in any work activity for or in conjunction with any business or entity that is in competition with or is preparing to compete with the Company;

                  b. Persuade or attempt to persuade any potential customer or client to which the Company or any of its affiliates has made a proposal or sale, or with which the Company or any of its affiliates has been having discussions, not to transact business with the Company or such affiliate, or instead to transact business with another person or organization;

                  c. Solicit the business of any customers, financing sources, clients, suppliers, or business patrons of the Company or any of its predecessors or affiliates which were customers, financing sources, clients, suppliers, or business patrons of the Company at any time during Employee's employment by the Company, or within three years prior to the Effective Date of Employee's employment, provided, however, that if Employee becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by the Company, such contact shall be permissible; or

                  d. Solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or any of its affiliates, whether for Employee's account or for the account of any other person or organization.

         10. Injunctive Relief. It is agreed that the restrictions contained in Sections 7, 8, and 9 of this Agreement are reasonable, but it is recognized that damages in the event of the breach of any of those restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy the Company may have, the Company shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to the Company. This paragraph shall survive the termination of Employee's employment.

         11. Part of Consideration. Employee also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware that, and further understands that, the restrictive covenants contained in Sections 7, 8, and 9 of this Agreement are an essential part of the consideration for the Company entering into this Agreement and that the Company is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

         12. Time and Territory Reduction. If any of the periods of time and/or territories described in Sections 7, 8, and 9 of this Agreement are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

         13. Survival. The obligations described in Sections 7 and 9 of this Agreement shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

         14. Nondelegability of Employee's Rights and Company Assignment Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon mutual agreement of the parties, the Company upon reasonable notice to Employee may transfer Employee to an affiliate of the Company, which affiliate shall assume the obligations of the Company under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring the Company.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of the conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

         16. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs all as determined by the court and not a jury.

         17. Notices. All notices, demands, instructions, or requests relating to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the Continental United States, (iii) five days after posting when sent by United States registered or certified mail, with return receipt requested and postage paid, or (iv) on the date of transmission when sent by facsimile with a hard-copy confirmation; if directed to the person or entity to which notice is to be given at his or its address set forth in this Agreement or at any other address such person or entity has designated by notice.

                  To the Company:     ORTHOLOGIC CORP.
                                      2850 South 36th Street, Suite 16
                                      Phoenix, AZ 85034
                                      Attention:  Chairman of the Board

                  To Employee:        Thomas R. Trotter
                                      2300 North Ballas Road
                                      St. Louis, MO  63131

         18. Entire Agreement. This Agreement and the Invention, Confidential information and Non-Competition Agreement bearing the same date as this Agreement constitute the final written expression of all of the agreements between the parties (except those relating to Employee's service as a director of the Company), and are a complete and exclusive statement of those terms. They supersede all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of these two written Agreements shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of either of such Agreements shall be binding upon any party unless made in writing and signed by all parties. To the extent that there is any conflict between this Agreement and the Invention, Confidential information and Non-Competition Agreement, the provisions of this Agreement shall govern.

         19. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         20. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         22. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         This Agreement has been executed by the parties as of October 20, 1997.

                                ORTHOLOGIC CORP.
                                (the "Company")


                                By:  /s/ Allan M. Weinstein
                                     Allan M. Weinstein
                                     Chief Executive Officer


                                THOMAS R. TROTTER


                                By:  /s/ Thomas R. Trotter

                                                 "EMPLOYEE"

                        LETTER OF INCENTIVE OPTION GRANT
                     ORTHOLOGIC CORP. 1987 STOCK OPTION PLAN
                     ---------------------------------------

                                October 20, 1997


Thomas R. Trotter
2300 North Ballas Road
St. Louis, MO  63131

RE:      OrthoLogic Corp. 1987 Stock Option Plan

Dear Mr. Trotter:

         In order to provide additional incentive to certain selected employees, OrthoLogic Corp. (the "Company") adopted the OrthoLogic 1987 Stock Option Plan (the "Stock Option Plan"). By means of this letter, the Company is offering you incentive stock options pursuant to the Stock Option Plan. The Company's sale of its common shares underlying the option granted to you hereby has been registered with the U.S. Securities and Exchange Commission. A copy of the prospectus, including a copy of the Stock Option Plan (the "Prospectus"), relating to that registration is also enclosed.

         The option granted to you hereunder shall be subject to all of the terms and conditions of the Stock Option Plan and you should review it carefully. In addition, such option is subject to the following terms and conditions:

         1. Grant of Option. The Company hereby grants to you, pursuant to the Stock Option Plan, the option to purchase from the Company upon the terms and conditions and at the times hereinafter set forth, an aggregate of 350,000 shares of the common stock, $.0005 par value, of the Company (the "Shares") at a purchase price of $5.625 per share. The date of grant of this option is October 20, 1997 (hereinafter referred to as the "Option Date").

                  This Option is an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended, except if required by applicable tax rules, to the extent that the aggregate fair market value (determined as of the date these options are granted) of Shares exercisable for the first time by you during any calendar year (when aggregated, if appropriate, with shares subject to other incentive stock option grants made under the Stock Option Plan and another plan maintained by the Company or any ISO Group member as defined in the Stock Option Plan) exceeds $100,000 (or such other limit as is prescribed by the Internal Revenue Code, as amended), the option granted hereby as to such excess Shares shall be treated as a nonqualified stock option pursuant to Code
Section 422(d).

         2. Exercise Term of Option. Unless earlier terminated, Shares may be purchased between the time such shares are vested, as described below, and the date 10 years after the Option Date.

            Number of Shares        Vesting Schedule
            ----------------        ----------------

                 87,500 Shall vest on the first anniversary of your employment with the Company, pursuant to your Employment Agreement which is effective October 20, 1997.

                 7,292 Shall vest on November 30, 1998 and on the last day of each calendar month thereafter, until such shares are fully vested;

                  Notwithstanding the vesting schedule set forth above, the 87,500 shares which would ordinarily vest at the end of the first year of employment shall vest immediately upon a termination of your employment without cause, as defined in your Employment Agreement, or upon your death, if such termination or death occurs during the second six months of your employment by the Company.

                  100% of the unvested options then held by you shall automatically become exercisable and vested upon the occurrence, before the expiration or termination of such option, of the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company.

         3. Nontransferability. This option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the options shall be exercisable only by (a) you, during your lifetime (except as contemplated by the next clause); or (b) your legal representative or a person who acquired the right to exercise these options by bequest or inheritance, during the one-year period referred to in Section 7(iv) hereof. Any attempted transfer in violation of this restriction shall be void.

         4. Other Conditions and Limitations.

                  (a) Any Shares issued upon exercise of the Option shall not be issued unless the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, any applicable state securities or "Blue Sky" law or laws (or an exemption from such provision is available), and the requirements of any stock exchange upon which the

                           Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) No transfer of any Shares issued upon the exercise of these option will be permitted by the Company, unless any request for transfer is accompanied by evidence satisfactory to the Company that the proposed transfer will not result in a violation of any applicable law, rule or regulation, whether federal or state, including in the discretion of the Company an opinion of counsel reasonably acceptable to the Company.

                  (c) Inability of the Company to obtain approval from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

                  (d) Unless the Shares are subject to a then effective registration statement under the Securities Act of 1933, upon exercise of this option (in whole or in part) and the issuance of the Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to Shares, and all certificates representing the Shares shall bear on the face thereof substantially the following legend:

                                    "The shares of common stock  represented  by
                                    this  certificate  have not been  registered
                                    under  the   Securities   Act  of  1933,  as
                                    amended,  and may not be sold,  offered  for
                                    sale,  assigned,  transferred  or  otherwise
                                    disposed  of unless  registered  pursuant to
                                    the  provisions of that Act or an opinion of
                                    counsel to the Company is  obtained  stating
                                    that such  disposition is in compliance with
                                    an    available    exemption    from    such
                                    registration."

         5. Exercise of Option. You may exercise the option only by giving to the Chairman of the Board of the Company written notice by personal hand delivery, or by registered or certified mail, postage prepaid, with return receipt requested, at the following address, of your exercise of the option including the number of Shares that you intend to acquire, accompanied by the full exercise price therefor:

                  Chairman of the Board
                  OrthoLogic Corp.
                  2850 South 36th Street
                  Phoenix, Arizona 85034

Payment of the option  price  shall be made  either in (i) cash or by check,  or
(ii) at your request and with the approval of the Company, by delivering shares of the Company's common stock which have been beneficially owned by you for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Payment in the form of Delivered Stock shall be in the amount of the fair market value of the stock at the date of exercise, determined pursuant to the Stock Option Plan. In no event will Shares be transferred to you on exercise of the option until the full consideration therefor has been received by the Company.

         6. Valuation and Withholding. If required by applicable regulations, the Company shall, at the time of issuance of any Shares purchased pursuant to the Stock Option Plan, provide you with a statement of valuation of the Shares issued. The Company shall be entitled to withhold amounts from your compensation or otherwise to receive an amount adequate to provide for any applicable federal, state and local income taxes (or require you to remit such amount as a condition of issuance). The Company may, in its discretion, satisfy any such withholding requirement, in whole or in part, by withholding form the shares to be issued the number of shares that would satisfy the withholding amount due.

         7. Termination of Option. Notwithstanding anything to the contrary, this option can become exercisable only while you are an employee of the Company, and shall not be exercisable after the earliest of (i) the tenth anniversary of the Option Date; (ii) three months after the date your employment with the Company terminates, if such termination is for any reason other than permanent disability, death, or cause; (iii) the date your employment terminates, if such termination is for cause, as defined in your Employment Agreement with the Company dated as of October 20, 1997; or (iv) one year after the date your employment with the Company terminates, if such termination is the result of death or permanent disability.

         8. Notice of Disposition of Shares. If you dispose of any Shares acquired on the exercise of this option within either (a) two years after the Option Date or (b) one year after the date of exercise of this option, you must notify the Company within seven days of such disposition.

         9. Miscellaneous. You will have no rights as a stockholder with respect to the Shares until the exercise of option and payment of the full purchase price therefor in accordance with the terms of the Stock Option Plan and this Letter of Grant. Nothing herein contained shall impose any obligation on the Company or any parent or subsidiary of the Company. Nothing herein contained shall impose any obligation upon you to exercise this option. While the option granted hereunder is intended to qualify as an incentive stock option under Code
Section 422A, the Company cannot assure you that such option will, in fact, qualify as an incentive stock option, and makes no representation as to the tax treatment to you upon receipt or exercise of the option or sale or other disposition of the shares covered by the option.

         10. Governing Law. This Letter of Grant shall be subject to and construed in accordance with the law of the State of Arizona, except as may be required by the Delaware General Corporation Law or the federal securities laws. Venue for any action arising from or relating to this Agreement shall lie exclusively in Superior Court, Maricopa County, Arizona or the United States District Court for the District of Arizona, Phoenix, Division.

         11. Relationship to the Stock Option Plan. The option contained in this Letter of Grant is subject to the terms, conditions and definitions of the Stock Option Plan. To the extent that the terms, conditions and definitions of this Letter of Grant are inconsistent with the terms, conditions and definitions of the Stock Option Plan, the terms, conditions and definitions of the Stock Option Plan shall govern. You acknowledge receipt of a copy of the Stock Option Plan and represent that you are familiar with the terms and provisions thereof. You hereby accept this option subject to all such terms and provisions. You agree to accept as binding, conclusive and final all decisions or interpretations of the Board or any committee appointed by the Board upon any questions arising under the Stock Option Plan. You agree to consult your independent tax advisors with respect to the income tax consequences to you, if any, of participating in the Stock Option Plan and authorize the Company to withhold in accordance with applicable law from any compensation otherwise payable to you any taxes required to be withheld by federal, state or local law as a result of your participation in this Plan.

         12. Communication. No notice or other communication under this Letter of Grant shall be effective unless the same is in writing and is personally hand-delivered, or is sent by professional overnight delivery service or mailed by registered or certified mail, postage prepaid and with return receipt requested, addressed to:

                  a) the Company at the address set forth in Section 5 above, or such other address as the Company has designated in writing to you, in accordance with the provisions hereof, or
                  b) you at the address set forth at the beginning of this letter, or such other address as you have designated in writing to the Company, in accordance with the provisions hereof.

         You should execute the enclosed copy of this Letter of Grant and return it to the Company as soon as possible. The additional copy is for your records.

Sincerely yours,

/s/ Allan M. Weinstein

Allan M. Weinstein
Chief Executive Officer

                                                    ACCEPTED AND AGREED TO:

                                                    /s/ Thomas R. Trotter
                                                    Thomas R. Trotter
                                                    Optionee

                                               Date: October 20, 1997
                                                     ---------------------------

                                ORTHOLOGIC CORP.

                    NOTICE OF EXERCISE OF STOCK OPTION ISSUED
                        UNDER THE 1987 STOCK OPTION PLAN


To:      OrthoLogic Corp.
         2850 S. 36th St., Suite 16
         Phoenix, AZ  85034
         Attn:  Chairman of the Board

         I hereby exercise my Option dated October 20, 1987 to purchase _____ shares of $.0005 par value per share common stock of OrthoLogic Corp. (the "Company") at the option exercise price of $______ per share. Enclosed is a certified or cashier's check in the total amount of $_______, or payment in such other form as the Company has specified or as permitted by the option grant letter.

         If such shares are not registered under the Securities Act of 1933, I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof and understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stop-transfer order may be placed with the Company's transfer agent with respect to such shares.

         I request that my shares be issued in my name as follows:

         -----------------------------------------------------------------------
         (Print your name in the form in which you wish to have the shares registered)

         -----------------------------------------------------------------------
                            (Social Security Number)

         -----------------------------------------------------------------------
                               (Street and Number)

         -----------------------------------------------------------------------
                              (City, State and Zip)

Dated:

Signature: _______________________
                                        7